Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
April 26, 2013

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2013 SECOND QUARTER EARNINGS

Fiscal 2013 Second Quarter Highlights - as compared to the prior year quarter

•	Pre-tax income increased 236% to $142.1 million

•	Pre-tax income margin increased 550 basis points to 9.9% of revenues

•	Net income increased 173% to $111.0 million, or $0.32 per diluted share

•	Net sales orders increased 34% in homes to 7,879 and 52% in value to $2.0 billion

•	Homes closed increased 33% in homes to 5,643 and 47% in value to $1.4 billion

•	Sales order backlog increased 54% in homes to 9,553 and 76% in value to $2.4 billion

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income for its second fiscal quarter ended March 31, 2013 increased 173% to $111.0 million, or $0.32 per diluted share. Net income for the same quarter of fiscal 2012 was $40.6 million, or $0.13 per diluted share. Homebuilding revenue for the second quarter of fiscal 2013 increased 49% to $1.4 billion from $0.9 billion in the same quarter of 2012. Homes closed in the quarter increased 33% to 5,643, compared to 4,240 homes in the year-ago quarter.

For the six months ended March 31, 2013, net income increased 160% to $177.3 million, or $0.52 per diluted share, from $68.3 million, or $0.21 per diluted share, in the same period of fiscal 2012. Homebuilding revenue for the six months ended March 31, 2013 increased 44% to $2.6 billion from $1.8 billion in the first six months of fiscal 2012. Homes closed in the six-month period increased 30% to 10,825, compared to 8,358 homes in the same period of 2012.

Net sales orders for the second quarter ended March 31, 2013 increased 34% to 7,879 homes from 5,899 homes in the year-ago quarter and the value of net sales orders increased 52% to $2.0 billion from $1.3 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2013 was 19%. Net sales orders for the first six months of fiscal 2013 increased 36% to 13,138 homes from 9,693 homes in the first six months of fiscal 2012 and the value of net sales orders increased 55% to $3.3 billion from $2.1 billion.

The Company’s sales order backlog of homes under contract at March 31, 2013 increased 54% to 9,553 homes from 6,189 homes at March 31, 2012. The value of the backlog increased 76% to $2.4 billion at March 31, 2013 from $1.4 billion a year ago.

The Company ended the quarter with $1.1 billion of homebuilding unrestricted cash and net homebuilding debt to total capital of 33.7%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash and marketable securities divided by total equity plus homebuilding notes payable net of cash and marketable securities.

Donald R. Horton, Chairman of the Board, said, “The spring selling season is off to a strong start at D.R. Horton, with robust demand driving higher sales volumes and favorable pricing, which is reflected in the 14% increase in our average selling price. We are in an excellent position to continue to meet increased sales demand and aggregate market share with 15,800 homes in inventory and 175,000 lots owned or controlled under option contracts, of which 58,000 lots are fully developed.

“The improvement in many of our operating metrics accelerated this quarter, expanding our pre-tax income margin to 9.9% and increasing our pre-tax income 236% to $142.1 million. Our homes sold, closed and in backlog all increased by greater than 30% compared to the year-ago quarter, while the dollar values increased 52%, 47% and 76%, respectively. With $250 million in pre-tax income through the first six months of the year, we have already exceeded our pre-tax profits for all of fiscal 2012.”

The Company will host a conference call today (Friday, April 26th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from www.drhorton.com on the “Investors” page.

D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, based on its 21,357 homes closed in the twelve-month period ended March 31, 2013. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 77 markets in 26 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $100,000 to over $600,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are in an excellent position to continue to meet increased sales demand and aggregate market share.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: potential deterioration in homebuilding industry conditions and the current weak U.S. economy; the cyclical nature of the homebuilding industry and changes in general economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks for acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulation on our financial services operations; our debt obligations and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect any future growth strategies successfully; the impact of an inflationary or deflationary environment; our ability to realize the full amount of our deferred income tax asset; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2013	September 30, 2012
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,127.7	$1,030.4
Marketable securities, available-for-sale	—	298.0
Restricted cash	54.5	49.3
Inventories:
Construction in progress and finished homes	2,116.2	1,682.7
Residential land and lots — developed and under development	2,605.7	1,838.4
Land held for development	602.2	644.1
	5,324.1	4,165.2
Income taxes receivable	—	14.4
Deferred income taxes, net of valuation allowance of $23.2 million and $41.9 million at March 31, 2013 and September 30, 2012, respectively	680.0	709.5
Property and equipment, net	87.1	72.6
Other assets	456.2	456.8
Goodwill	38.9	38.9
	7,768.5	6,835.1
Financial Services:
Cash and cash equivalents	22.8	17.3
Mortgage loans held for sale	394.3	345.3
Other assets	46.9	50.5
	464.0	413.1
Total assets	$8,232.5	$7,248.2
LIABILITIES
Homebuilding:
Accounts payable	$262.7	$216.2
Accrued expenses and other liabilities	907.2	893.8
Notes payable	3,027.2	2,305.3
	4,197.1	3,415.3
Financial Services:
Accounts payable and other liabilities	45.9	50.4
Mortgage repurchase facility	245.8	187.8
	291.7	238.2
Total liabilities	4,488.8	3,653.5
EQUITY
Common stock	3.3	3.3
Additional paid-in capital	2,011.9	1,979.8
Retained earnings	1,860.1	1,743.1
Treasury stock, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	—	0.2
Total stockholders’ equity	3,741.0	3,592.1
Noncontrolling interests	2.7	2.6
Total equity	3,743.7	3,594.7
Total liabilities and equity	$8,232.5	$7,248.2

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2013	2012	2013	2012
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,368.7	$930.6	$2,592.0	$1,814.9
Land/lot sales and other	21.7	5.0	31.5	6.3
	1,390.4	935.6	2,623.5	1,821.2
Cost of sales:
Home sales	1,089.9	767.2	2,082.7	1,502.7
Land/lot sales and other	17.5	3.2	25.6	3.2
Inventory impairments and land option cost write-offs	1.8	0.8	3.2	2.2
	1,109.2	771.2	2,111.5	1,508.1
Gross profit:
Home sales	278.8	163.4	509.3	312.2
Land/lot sales and other	4.2	1.8	5.9	3.1
Inventory impairments and land option cost write-offs	(1.8)	(0.8)	(3.2)	(2.2)
	281.2	164.4	512.0	313.1
Selling, general and administrative expense	155.1	127.5	295.8	246.5
Interest expense	1.9	5.5	5.1	12.5
Gain on early retirement of debt, net	—	—	—	(0.1)
Other (income)	(3.2)	(3.2)	(6.5)	(5.5)
Operating income from Homebuilding	127.4	34.6	217.6	59.7
Financial Services:
Revenues, net of recourse and reinsurance expense	41.2	25.6	83.0	46.6
General and administrative expense	28.0	19.6	53.6	38.5
Interest expense	1.1	0.8	2.0	1.7
Interest and other (income)	(2.6)	(2.5)	(5.0)	(5.4)
Operating income from Financial Services	14.7	7.7	32.4	11.8
Income before income taxes	142.1	42.3	250.0	71.5
Income tax expense	31.1	1.7	72.7	3.2
Net income	$111.0	$40.6	$177.3	$68.3
Other comprehensive income (loss), net of income tax:
Unrealized loss related to available-for-sale securities	—	(0.1)	(0.2)	—
Comprehensive income	$111.0	$40.5	$177.1	$68.3
Basic:
Net income per share	$0.35	$0.13	$0.55	$0.22
Weighted average number of common shares	321.7	317.6	321.4	317.0
Diluted:
Net income per share	$0.32	$0.13	$0.52	$0.21
Numerator for diluted income per share after assumed conversions	$116.8	$40.6	$188.8	$68.3
Adjusted weighted average number of common shares	365.4	320.1	364.7	318.3
Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$27.6	$21.3	$52.5	$41.7
Depreciation and amortization	$5.3	$4.8	$10.1	$9.8
Interest incurred	$43.1	$28.9	$81.1	$57.8

D.R. HORTON, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Six Months Ended March 31, 2013
(In millions)
OPERATING ACTIVITIES
Net income	$177.3
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10.1
Amortization of discounts and fees	19.9
Stock based compensation expense	7.6
Deferred income taxes	38.7
Gain on sale of marketable securities	(0.2)
Inventory impairments and land option cost write-offs	3.2
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(433.5)
Increase in residential land and lots – developed, under development, and held for development	(717.1)
Decrease in other assets	25.8
Decrease in income taxes receivable	14.4
Increase in mortgage loans held for sale	(49.0)
Increase in accounts payable, accrued expenses and other liabilities	62.5
Net cash used in operating activities	(840.3)
INVESTING ACTIVITIES
Purchases of property and equipment	(25.3)
Purchases of marketable securities	(28.9)
Proceeds from the sale or maturity of marketable securities	325.4
Increase in restricted cash	(5.2)
Purchases of debt securities collateralized by residential real estate	(18.6)
Payment related to acquisition of a business	(9.4)
Net cash provided by investing activities	238.0
FINANCING ACTIVITIES
Proceeds from notes payable	918.0
Repayment of notes payable	(170.4)
Proceeds from stock associated with certain employee benefit plans	17.7
Cash dividends paid	(60.2)
Net cash provided by financing activities	705.1
INCREASE IN CASH AND CASH EQUIVALENTS	102.8
Cash and cash equivalents at beginning of period	1,047.7
Cash and cash equivalents at end of period	$1,150.5

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended March 31,				Six Months Ended March 31,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	819	$221.2	611	$153.7	1,347	$362.7	1,120	$269.1
Midwest	454	151.6	402	116.6	729	241.5	615	175.6
Southeast	2,325	542.4	1,473	300.0	3,909	895.9	2,394	481.1
South Central	2,534	514.1	2,017	370.7	4,175	844.7	3,316	603.9
Southwest	479	95.1	527	95.8	726	148.3	776	142.7
West	1,268	471.8	869	276.7	2,252	817.2	1,472	464.3
	7,879	$1,996.2	5,899	$1,313.5	13,138	$3,310.3	9,693	$2,136.7

HOMES CLOSED
	Three Months Ended March 31,				Six Months Ended March 31,
	2013		2012		2013		2012
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	574	$149.0	551	$133.6	1,091	$286.4	1,046	$252.4
Midwest	299	92.8	247	71.7	586	182.2	460	129.4
Southeast	1,545	333.1	1,096	213.1	2,919	624.5	2,109	408.7
South Central	1,831	359.9	1,417	259.8	3,450	669.2	2,909	526.5
Southwest	381	79.0	307	55.6	764	154.9	586	109.6
West	1,013	354.9	622	196.8	2,015	674.8	1,248	388.3
	5,643	$1,368.7	4,240	$930.6	10,825	$2,592.0	8,358	$1,814.9

SALES ORDER BACKLOG
	As of March 31,
	2013		2012
	Homes	Value	Homes	Value
East	919	$246.8	680	$164.3
Midwest	568	186.7	443	126.8
Southeast	3,199	736.3	1,570	319.3
South Central	2,957	609.0	2,117	387.0
Southwest	661	128.3	616	109.7
West	1,249	479.1	763	250.9
	9,553	$2,386.2	6,189	$1,358.0